UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

In connection with the financing in part for the previously announced acquisition by Energy XXI Gulf Coast, Inc. (“Energy XXI Gulf Coast”) of certain oil and gas properties from Pogo Producing Company (the “Pogo Properties”), Energy XXI (Bermuda) Limited (the “Company”) is hereby furnishing as Exhibit 99.1 to this Current Report on Form 8-K certain information regarding the Company, Energy XXI Gulf Coast and the Pogo Properties, and its contents are hereby incorporated by reference into this report.

The information included in Exhibits 99.1 is provided herewith solely because it is being made available in connection with the financing. The information regarding the Pogo Properties has been provided to the Company by Pogo Producing Company. The Company has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information in Exhibit 99.1 regarding the Pogo Properties. In addition, the Company cannot assure you that the information concerning the Company, Energy XXI Gulf Coast or the Pogo Properties, as well as certain information relating to the combined company, will not change and that any such changes will not be significant.

The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or Energy XXI Gulf Coast.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

99.1	Certain Information regarding the Company, Energy XXI Gulf Coast and the Pogo Properties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: May 14, 2007	By	/s/ David West Griffin
Name: David West Griffin Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM
99.1	Certain Information regarding the Company, Energy XXI Gulf Coast and the Pogo Properties